Exhibit 99.1

News Release For Immediate Release

Ontrak Announces 2023 Fourth Quarter and Year End Financial Results

•Q4 Revenue of $3.5 million, up 41% year over year; and Full Year Revenue of $12.7 million, down 12% year over year
•Q4 operating loss of $5.2 million, a 35% improvement year over year; and Full Year operating loss of $21.1 million, a 52% improvement year over year
•Company expands its services to a larger commercial population as well as eligible self-insured groups with a health plan customer
•Company completes equity financing transaction, raising approximately $5.3 million, net in a public offering and completes $16.3 million conversion of secured notes
•Company completes amendment to its master note purchase agreement, which makes available up to $15.0 million of borrowing capacity under senior secured convertible promissory notes
•Company receives $1.9 million of cash proceeds from the exercise of Public Offering Warrants by certain holders thereof for a total of 5,166,664 shares of the Company's common stock
•Company to Host Conference Call at 4:30 pm ET Today

Miami, FL – April 16, 2024 – Ontrak, Inc. (NASDAQ: OTRK) (“Ontrak” or the “Company”), a leading AI-powered and telehealth-enabled healthcare company, today reported its financial results for the fourth quarter and year ended December 31, 2023.

Management Commentary

“In addition to new business development efforts, we focused this quarter on continued innovation with a technology focus. We introduced our Advanced Engagement System to offer increased efficiencies and higher ROI, while maintaining a patient-centered focus amidst a challenging macro environment facing our health plan partners,” said Brandon LaVerne, the Company's Chief Executive Officer and Chief Operating Officer. “Our WholeHealth+ program is incredibly important and aligned to help solve for these macro issues by delivering proven health outcomes and reducing costs while also increasing engagement, leading to increased quality scores. We are confident in our value-proposition to health plan partners, and are seeing continued demand in our recent customer expansions and further progress in our pipeline as a result.”

Fourth Quarter 2023 Financial Results Highlights
•Revenue for the fourth quarter of 2023 was $3.5 million, representing a 41% increase compared to the same period in 2022.
•Operating loss for the fourth quarter of 2023 was $(5.2) million compared to an operating loss of $(8.0) million for the same period in 2022.
•Adjusted EBITDA for the fourth quarter of 2023 was $(3.6) million compared to adjusted EBITDA of $(6.1) million for the same period in 2022.
•Net loss for the fourth quarter of 2023 was $(6.4) million, or a $(0.29) diluted net loss per common share (after deduction for undeclared preferred stock dividends), compared to net loss of $(9.1) million, or a $(2.52) diluted net loss per common share (after deduction for undeclared preferred stock dividends) for the same period in 2022.
•Non-GAAP net loss for the fourth quarter of 2023 was $(5.8) million, or a $(0.27) non-GAAP diluted net loss per common share (after deduction for undeclared preferred stock dividends), compared to non-GAAP net loss of $(7.6) million, or a $(2.19) non-GAAP diluted net loss per common share (after deduction for undeclared preferred stock dividends) for the same period in 2022.

Adjusted EBITDA, non-GAAP net loss and non-GAAP diluted net loss per common share are non-GAAP financial measures. See our description and reconciliation of such non-GAAP measures at the end of this release.

Fiscal Year 2023 Financial Results Highlights
•Revenue for the full year of 2023 was $12.7 million, representing a 12% decrease from prior year.
•Operating loss for the full year of 2023 was $(20.6) million compared to an operating loss of $(44.1) million for the prior year.
•Adjusted EBITDA for the full year of 2023 was $(14.7) million compared to adjusted EBITDA of $(31.5) million for the prior year.
•Net loss for the full year of 2023 was $(27.9) million, or a $(3.30) diluted net loss per common share (after deduction for undeclared preferred stock dividends), compared to net loss of $(51.6) million, or a $(15.61) diluted net loss per share (after deduction for undeclared preferred stock dividends) for the prior year.
•Non-GAAP net loss for the full year of 2023 was $(24.9) million, or a $(3.04) non-GAAP diluted net loss per common share (after deduction for undeclared preferred stock dividends), compared to non-GAAP net loss of $(39.6) million, or a $(12.54) non-GAAP diluted net loss per share (after deduction for declared and undeclared preferred stock dividends) for the prior year.

Fourth Quarter 2023 and Recent Operating Highlights

•Total enrolled members in our WholeHealth+ program numbered 1,758 at the end of Q4 2023, compared to 2,297 at the end of Q3 2023 and 1,333 at the end of Q4 2022.
•The Company's effective outreach pool was 2,161 at December 31, 2023 compared to 3,861 at December 31, 2022. As of the date of filing this report, the Company's effective outreach pool was 5,094.
•On February 29, 2024, the Company announced the expansion of Ontrak's WholeHealth+ program to a larger commercial population with a health plan customer, one of the largest health systems in the U.S. Mid-Atlantic and Southeast. On March 12, 2024, the Company announced a continuing expansion of its strategic partnership with the same health plan customer to offer its program to eligible self-insured groups. The expanded partnership initially represents more than 6.5 times increase in the number of this customer's members who are eligible for the Ontrak WholeHealth+ program.
•On October 10, 2023, the Company was notified by a health plan customer of its intent not to continue using the Company’s services after February 2024. The customer also informed us that the notification was related to the customer’s financial and budgetary constraints and not reflective of the performance or value of the Company’s services. For the year ended December 31, 2023, we billed this customer approximately $4.3 million, representing 33.8% of our total revenue.
•On October 31, 2023, the Company and Acuitas Capital entered into a Fifth Amendment to the Master Note Purchase Agreement, as amended (the "Fifth Amendment"), which, among other things, in the event the Company completes a Qualified Financing, as defined in the Keep Well Agreement, the following were provided: i) the conversion of Keep Well Notes plus accrued and unpaid interest thereon, less $7.0 million, ii) in lieu of the provision set forth in the Fourth Amendment concerning investment of Escrowed Funds in an offering (which is described below), the Company and Acuitas to consummate a private placement which would consist of the escrowed funds and $5.0 million of Keep Well Notes in pre-funded warrants. In addition, the maturity date of the remaining $2.0 million Keep Well Note was changed from September 30, 2024 to the date that is two years and six months after the closing date of the offering (May 14, 2026), unless it becomes due and payable in full earlier, whether by acceleration or otherwise.
•On November 14, 2023, the Company announced the closing of its previously announced public offering of:
◦4,592,068 shares of its common stock and 9,184,136 warrants to purchase up to 9,184,136 shares of its common stock at a combined public offering price of $0.60 per share of common stock and accompanying warrants, and
◦5,907,932 pre-funded warrants to purchase up to 5,907,932 shares of its common stock and 11,815,864 warrants to purchase up to 11,815,864 shares of its common stock at a combined public offering price of $0.5999 per pre-funded warrant and accompanying warrants, which represents the per share public offering price for the common stock and accompanying warrants less the $0.0001 per share exercise price for each pre-funded warrant.
◦The Company estimates net proceeds of approximately $5.3 million from the public offering described above.
•In addition, concurrent with the public offering described above, the Company announced the closing of its previously announced concurrent private placement (the “Private Placement”) of $11.0 million worth of unregistered pre-funded warrants to purchase shares of the Company's common stock and unregistered warrants to purchase shares of the Company's common stock to Acuitas. The Company issued 18,333,333 pre-funded warrants to purchase up to 18,333,333 shares of its common stock and 36,666,666 warrants to purchase up to 36,666,666 shares of its common stock at a purchase price of $0.5999 per pre-funded warrant and accompanying warrants, which represents the per share public offering price for the common stock and accompanying warrants less the $0.0001 per share exercise price for each pre-funded warrant. The warrants accompanying the pre-funded warrants have an exercise price of $0.85 per share. The consideration for the Private Placement Securities purchased by Acuitas consisted of (a) the $6.0 million of escrowed funds then held in an escrow account, and (b) $5.0 million of senior secured convertible notes outstanding under the Keep Well Notes.
•Prior to the closing of the public offering and private placement described above, Acuitas converted approximately $16.3 million of outstanding senior secured convertible notes, pursuant to which the Company issued to Acuitas 18,054,791 shares of its common stock and warrants to purchase 18,054,791 shares of its common stock, as well as 9,027,395 shares of its common stock and warrants to purchase 9,027,395 shares of its common stock upon obtainment of shareholder approval in December 2023.
•In February 2024, the Company announced the introduction of Recovering Quality of Life Assessment (ReQoL) into its cutting-edge WholeHealth+ Product and Solutions Suite. ReQoL assessments can be used in healthcare and research settings to evaluate the impact of mental health conditions, psychological interventions, and healthcare interventions on patients' lives because they focus on understanding the person over the diagnosis, consistent with recovery strategies.
•In March 2024, the Company and Acuitas Capital entered into a Sixth Amendment to the Master Note Purchase Agreement, as amended (the "Sixth Amendment"). In accordance with the Sixth Amendment, on April 5, 2024, the Company issued and sold to Acuitas Capital, and Acuitas Capital purchased from the Company, a senior secured convertible promissory note with a principal amount of $1.5 million (the "Initial Demand Note"), and in Acuitas Capital’s sole discretion, Acuitas Capital may purchase from the Company, and the Company will issue and sell to Acuitas, up to an additional $13.5 million in principal amount of Demand Notes. In connection with each Demand Note purchased by Acuitas from the Company (including the Initial Demand Note), subject to stockholder approval effective date occurring, the Company will issue to Acuitas (or an entity affiliated with Acuitas, as designated by Acuitas) a warrant (“Demand Warrant”), to purchase such number of shares of the Company’s common stock that results in 200% warrant coverage. Each Demand Warrant will have a term of five (5) years. The initial exercise price of each Demand Warrant will be (a) in the case of the Demand Warrant issued in connection with the Initial Demand Note and in respect of the next $3.0 million of principal amount of Demand Notes purchased by Acuitas, the lesser of (i) $0.3442 (after giving effect to the reduction of the exercise price of the Public Offering Warrants and Private Placement Warrant (collectively, the “November 2023 Warrants”) that occurred on April 5, 2024) and (ii) the greater of (1) the consolidated closing bid price of the Company’s common stock as reported on The Nasdaq Stock Market or such other exchange on which the Company’s common stock is listed (the “Exchange”) immediately preceding the time the applicable Demand Note is deemed issued by the Company and (2) $0.12, and (b) in the case of the Demand Warrants issued in connection with any subsequent Demand Notes, the consolidated closing bid price of the Company’s common stock as reported on the Exchange immediately preceding the time the applicable Demand Note is deemed issued by the Company, which initial exercise price will, in each case of clauses (a) and (b) above, be subject to further adjustment in accordance with the terms of the Demand Warrant and the Sixth Amendment.
•From March 28, 2024 through April 2, 2024, the Company received a total of $1.9 million of cash proceeds from the exercise of Public Offering Warrants by certain holders thereof for a total of 5,166,664 shares of the Company's common stock.

Financial Outlook

The following outlook is based on information available as of the date of this press release and is subject to change in the future.

For the quarter ending March 31, 2024, the Company estimates revenue in the range of $2.5 million to $2.9 million.

Conference Call & Webcast Details

The Company will host a conference call/webcast today at 4:30 pm ET/1:30 pm PT. Investors, analysts, employees and the general public can access the call by registering online for dial-in information or via live audio webcast at: https://ontrakhealth.com/investors/presentations-events. Participants interested in dialing in to the conference call are requested to register a day in advance or at a minimum 15 minutes before the start of the call to obtain a unique pin for the call.

A replay of the call will be available via webcast for on-demand listening shortly after the completion of the call, at the same web link, and will remain available for approximately 90 days.

About Ontrak, Inc.

Ontrak, Inc. is a leading AI and telehealth-enabled healthcare company, whose mission is to help improve the health and save the lives of as many people as possible. Ontrak identifies, engages, activates and provides care pathways to treatment for the most vulnerable members of the behavioral health population who would otherwise fall through the cracks of the healthcare system. We engage individuals with anxiety, depression, substance use disorder and chronic disease through personalized care coaching and customized care pathways that help them receive the treatment and advocacy they need, despite the socio-economic, medical and health system barriers that exacerbate the severity of their comorbid illnesses. The company’s integrated intervention platform uses AI, predictive analytics and digital interfaces combined with dozens of care coach engagements to deliver improved member health, better healthcare system utilization, and durable outcomes and savings to healthcare payors.

Learn more at www.ontrakhealth.com

Forward-Looking Statements

This press release contains “forward-looking” statements that are based on the Company’s beliefs and assumptions and on information currently available to the Company on the date of this press release and are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that are not historical facts and can be identified by terms such as “may,” “will,” “could,” “should,” “believes,” “estimates,” “projects,” “potential,” “expects,” “plan,” “anticipates,” “intends,” “continues,” “forecast,” “designed,” “goal,” or the negative of those words or other comparable words. Forward-looking statements may include, but are not limited to, the expectations around state approval and timing of launch of the new customer contract, the Company’s belief that its strategy will accelerate the Company’s return to growth, maximize the Company’s differentiated platform, and strengthen the Company’s position, the Company’s expectations regarding reductions in costs resulting from its cost saving measures, and the Company’s estimated revenue for 2023. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results, performance or achievements to be materially different from those expressed or implied by forward-looking statements, including, without limitation, risks related to: the Company’s ability to successfully execute on its strategy and business plan; the Company’s ability to increase its revenue and efficiently manage expenses and achieve profitability; the Company’s high customer concentration and the ability of its customers to terminate their contracts for convenience; the adequacy of the Company’s existing cash resources and anticipated capital commitments and future cash requirements to enable the Company to continue as a going concern; the Company’s ability to raise additional capital when needed; difficulty enrolling new members and maintaining existing members in the Company’s programs; the effectiveness of the Company’s treatment programs; lower than anticipated eligible members under the Company’s contracts; the Company’s dependence on key personnel and the Company’s ability to recruit and retain key personnel; the Company’s ability to maintain the listing of its stock on Nasdaq; the outcomes of ongoing legal proceedings brought by the U.S. Department of Justice and the Securities and Exchange Commission against the Company’s largest stockholder and former Chief Executive Officer and Chairman, and whether governmental authorities will institute separate investigations or proceedings against the Company and/or its current or former executives and/or directors; substantial regulation in the health care industry; changes in regulations or issuance of new regulations or interpretations; the Company’s limited operating history; difficulty in developing, exploiting and protecting proprietary technologies; business disruption and related risks; general economic conditions, nationally and globally, and their effect on the market for our service; intense competition and competitive pressures and trends in the Company’s industry and the Company’s ability to successfully compete; changes in laws, regulations, or policies; and risks related to the Company’s ability to realize the potential benefits of and to effectively integrate acquisitions. For a further list and description of the risks and uncertainties the Company faces, please refer to the Company’s most recent Securities and Exchange Commission filings which are available on its website at http://www.sec.gov. Forward-looking statements are current only as of the date they are made and the Company assumes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Non-GAAP Financial Measures

To supplement its consolidated financial statements, which are prepared and presented in accordance with U.S. generally accepted accounting principles, or GAAP, the Company has provided in this press release and the quarterly conference call held on the date hereof certain non-GAAP financial measures. The non-GAAP financial measures presented include EBITDA, Adjusted EBITDA, Non-GAAP net loss, and Non-GAAP net loss per common share, which are not U.S. GAAP financial measures. We believe that the presentation of these financial measures enhances an investor’s understanding of our financial performance. We further believe that these financial measures are useful financial metrics to assess our operating performance from period-to-period by excluding certain items that we believe are not representative of our core business.

EBITDA consists of net loss before interest, taxes, depreciation and amortization expenses. Adjusted EBITDA consists of net loss before interest, taxes, depreciation, amortization, stock-based compensation, write-off of debt issuance costs, write-off of other assets, restructuring, severance and related costs, gain on termination of operating lease, and gain/loss on change in fair value of warrant liability. We believe that making such adjustments provides investors meaningful information to understand our results of operations and the ability to analyze our financial and business trends on a period-to-period basis.

Non-GAAP net loss consists of net loss adjusted for stock-based compensation, write-off of debt issuance costs, write-off of other assets, restructuring, severance and related costs, gain on termination of operating lease and gain/loss on change in fair value of warrant liability. Non-GAAP net loss per common share consists of loss per share adjusted for non-GAAP net loss attributable to common stockholders. We believe that making such adjustments provides investors meaningful information to understand our results of operations and the ability to analyze our financial and business trends on a period-to-period basis.

We believe the above non-GAAP financial measures are commonly used by investors to evaluate our performance and that of our competitors. However, our use of the term EBITDA, Adjusted EBITDA, Non-GAAP net loss and Non-GAAP net loss per common share may vary from that of others in our industry. None of EBITDA, Adjusted EBITDA, Non-GAAP net loss or Non-GAAP net loss per common share should be considered as an alternative to net loss before taxes, net loss, net loss per common share or any other performance measures derived in accordance with U.S. GAAP as measures of performance.

See the Reconciliation of Non-GAAP Measures table at the end of this press release for a reconciliation of the Non-GAAP financial measures to U.S. GAAP financial measures.

Contact

For Investors:

Ryan Halsted
Gilmartin Group
investors@ontrakhealth.com

ONTRAK, INC.
Consolidated Statements of Operations
(in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Revenue	$3,539	$2,510	$12,743	$14,514
Cost of revenue	1,252	973	3,943	7,461
Gross profit	$2,287	$1,537	$8,800	$7,053

Operating expenses:
Research and development	1,893	1,861	6,626	10,974
Sales and marketing	931	1,113	3,580	5,006
General and administrative	4,676	6,562	19,269	34,256
Restructuring, severance and related charges	—	—	457	934
Total operating expenses	7,500	9,536	29,932	51,170
Operating loss	(5,213)	(7,999)	(21,132)	(44,117)

Other income (expense), net	10	(248)	334	(3,461)
Interest expense, net	(1,193)	(911)	(7,202)	(3,907)
Loss before income taxes	(6,396)	(9,158)	(28,000)	(51,485)
Income tax benefit (expense)	—	52	80	(88)
Net loss	(6,396)	(9,106)	(27,920)	(51,573)
Dividends on preferred stock - declared and undeclared	(2,238)	(2,238)	(8,954)	(8,954)
Net loss attributable to common stockholders	$(8,634)	$(11,344)	$(36,874)	$(60,527)

Net loss per common share, basic and diluted	$(0.29)	$(2.52)	$(3.30)	$(15.61)

Weighted-average common shares outstanding, basic and diluted	29,950	4,505	11,159	3,877

ONTRAK, INC.
Consolidated Balance Sheets
(in thousands, except share and per share data)

	December 31,
	2023	2022
Assets
Current assets:
Cash	$9,701	$5,032
Restricted cash - current	—	4,477
Receivables, net	—	973
Unbilled receivables	207	453
Deferred costs - current	128	156
Prepaid expenses and other current assets	2,743	3,168
Total current assets	12,779	14,259
Long-term assets:
Property and equipment, net	913	2,498
Restricted cash - long-term	—	204
Goodwill	5,713	5,713
Intangible assets, net	99	1,125
Other assets	147	1,326
Operating lease right-of-use assets	195	632
Total assets	$19,846	$25,757

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$563	$1,927
Accrued compensation and benefits	442	1,987
Deferred revenue	97	326
Current portion of operating lease liabilities	56	653
Other accrued liabilities	2,784	4,576
Total current liabilities	3,942	9,469
Long-term liabilities:
Long-term debt, net	1,467	10,065
Long-term operating lease liabilities	166	546
Total liabilities	5,575	20,080
Commitments and contingencies

Stockholders' equity:
Preferred stock, $0.0001 par value; 50,000,000 shares authorized; 3,770,265 shares issued and outstanding at each of December 31, 2023 and 2022	—	—
Common stock, $0.0001 par value, 500,000,000 shares authorized; 38,466,979 and 4,527,914 shares issued and outstanding at December 31, 2023 and 2022, respectively	6	3
Additional paid-in capital	484,926	448,415
Accumulated deficit	(470,661)	(442,741)
Total stockholders' equity	14,271	5,677
Total liabilities and stockholders' equity	$19,846	$25,757

ONTRAK, INC.
Consolidated Statements of Cash Flows
(in thousands)

	Year Ended December 31,
	2023	2022
Cash flows from operating activities
Net loss	$(27,920)	$(51,573)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation expense	2,948	7,532
Write-off of debt issuance costs	—	3,334
Paid-in-kind interest expense	3,753	553
Bad debt expense	531	—
Gain on termination of operating lease	(471)	—
Write-off of other asset	100	259
Depreciation expense	1,801	2,494
Amortization expense	4,581	2,706
Change in fair value of warrants	(35)	(133)
401(k) employer match in common shares	—	628
Common stock issued for consulting services	—	102
Changes in operating assets and liabilities:
Receivables	972	4,965
Unbilled receivables	(285)	2,781
Prepaid and other assets	668	1,558
Accounts payable	(1,179)	791
Deferred revenue	(229)	(115)
Lease liabilities	(166)	(328)
Other accrued liabilities	(567)	480
Net cash used in operating activities	(15,498)	(23,966)
Cash flows from investing activities
Purchases of property and equipment	(285)	(1,156)
Net cash used in investing activities	(285)	(1,156)

Cash flows from financing activities
Proceeds from Keep Well Notes	8,000	11,000
Proceeds from Keep Well Agreement held in escrow and funded Private Placement	6,000	—
Common stock, Pre-Funded Warrants and Warrants issued in Public Offering	6,299	—
Financing transaction costs	(1,744)	(907)
Repayment of 2024 Notes	—	(39,194)
Proceeds from issuance of common stock	—	4,000
Common stock issuance costs	—	(706)
Financed insurance premium payments	(2,647)	(2,777)
Finance lease obligations	(134)	(282)
Dividends paid	—	(2,239)
Payment of taxes related to net-settled stock awards	(3)	(6)
Net cash provided by (used in) financing activities	15,771	(31,111)

Net change in cash and restricted cash	(12)	(56,233)
Cash and restricted cash at beginning of period	9,713	65,946
Cash and restricted cash at end of period	$9,701	$9,713

Supplemental disclosure of cash flow information:
Interest paid	$67	$2,330
Income taxes paid	3	136

Non-cash financing and investing activities:

Conversion of Keep Well Notes to Common Stock and Warrants Issued	$16,249	$—
Keep Well Note cancelled and funded Private Placement	5,000	—
Common stock issued in connection with Keep Well Agreement	—	1,249
Warrants issued in connection with Keep Well Notes and 2024 Notes	11,034	1,002
Losses on extinguishments of debt with related party	4,494	—
Write-off of debt issuance costs related to conversion of Keep Well Notes	3,654	—
Write-off of debt issuance costs related to cancelled Keep Well Notes in Private Placement	1,522	—
Financed insurance premiums	2,103	2,474
Accrued debt issuance costs	42	5
Finance lease and accrued purchases of property and equipment	3	171
Common stock issued to settle contingent liability	—	293

ONTRAK, INC.
Reconciliation of Non-GAAP Measures
(in thousands, except per share data)

Reconciliation of Operating Loss to EBITDA and Adjusted EBITDA

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Operating loss	$(5,213)	$(7,999)	$(21,132)	$(44,117)
Depreciation expense	925	272	1,801	2494
Amortization expense (1)	122	413	1,196	1,630
EBITDA	(4,166)	(7,314)	(18,135)	(39,993)
Stock-based compensation expense	608	1,250	2,948	7,532
Restructuring, severance and related costs (2)	—	—	457	934
Adjusted EBITDA	$(3,558)	$(6,064)	$(14,730)	$(31,527)

Reconciliation of Net Loss to Non-GAAP Net Loss; and Net Loss per Common Share to Non-GAAP Net Loss per Common Share

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Net loss	(6,396)	$(9,106)	$(27,920)	$(51,573)
Stock-based compensation expense	608	1,250	2,948	7,532
Write-off of debt issuance costs (3)	—	—	—	3,334
Restructuring, severance and related costs (2)	—	—	457	934
Write-off of other asset	—	259	100	259
Gain on change in fair value of warrant liability	(9)	(12)	(35)	(133)
Gain on termination of operating lease (4)	—	—	(471)	—
Non-GAAP net loss	(5,797)	(7,609)	(24,921)	(39,647)
Dividends on preferred stock - declared and undeclared	(2,238)	(2,238)	(8,954)	(8,954)
Non-GAAP net loss attributable to common stockholders	$(8,035)	$(9,847)	$(33,875)	$(48,601)

Net loss per common share - basic and diluted	$(0.29)	$(2.52)	$(3.30)	$(15.61)
Non-GAAP net loss per common share - basic and diluted	(0.27)	(2.19)	(3.04)	(12.54)
Weighted-average common shares outstanding - basic and diluted	29,950	4,505	11,159	3,877
_______________________
(1) Relates to operating and financing right-of-use assets and acquired intangible assets.
(2) Includes one-time severance and related benefit costs related to reduction in workforce plans announced in March 2023 and August 2022 as part of Company's continued cost savings measure.
(3) Relates to write-off of debt issuance costs on our 2024 Notes.
(4) Represents gain realized on derecognition of ROU operating asset and related lease liability due to early termination of the lease of the office space located in Santa Monica, CA in February 2023.